UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

            Date of Report (date of earliest event reported): February 27, 2014

                                 AMERICANN, INC.
                         ----------------------------------
             (Exact name of Registrant as specified in its charter)



     Delaware                            000-54231               27-4336893
--------------------------          --------------------    -------------------
(State or other jurisdiction        (Commission File No.)     (IRS Employer
of incorporation)                                           Identification No.)

                             1550 Larimer, Ste. 264
                                Denver, CO 80202
                       ----------------------------------
          (Address of principal executive offices, including Zip Code)

     Registrant's telephone number, including area code: (303) 209-3710


                            Nevada Health Scan, Inc.
                  ---------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Certain  Officers;  Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On January 22, 2014 Jay Czarkowski was appointed as a director and Chief Executive Officer of the Company. On the same day Mr. Czarkowski signed an employment agreement with the Company. On March 19, 2014, Mr. Czarkowski resigned as an officer and director of the Company and the employment agreement with the Company was terminated. In consideration for termination of the employment agreement, on March 19, 2014 Strategic Capital Partners, the principal shareholder of the Company sold 300,000 shares of the Company's common stock to Mr. Czarkowski at a price of $0.02 per share. In addition, the Company granted Mr. Czarkowski an option to purchase 100,000 shares of the Company's common stock exercisable at $8.00 per share and an option to purchase 100,000 shares of the Company's common stock exercisable at $12.00 per share. Both options expire on March 28, 2018.

     On March 19, 2014 Canna Advisors executed a consulting agreement with the Company. Pursuant to the consulting agreement, the Company will pay Canna $10,000 per month for 12 months in exchange for consulting services related to the regulated cannabis industry. Mr. Czarkowski is the controlling person of Canna Advisors.

Item 5.03. Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year.

      On February 21, 2014 the Company's Board of Directors, pursuant to Section 253 of the General Corporation Law of Delaware, amended the Company's Certificate of Incorporation to change the name of the Company from Nevada Health Scan, Inc. to Americann, Inc. On the same day, the Company declared a stock dividend in the amount of four shares of common stock for each issued and outstanding share of common stock.

      The amendment was filed with the Delaware Secretary of State on February 27, 2014.

      The name change and stock dividend will become effective in the over-the-counter markets following notification by FINRA of the effective date of the name change and stock dividend.

Item 8.01   Other Events.

     The following is a summary of recent transactions pertaining to the Company's common stock.

     On January 16, 2014 the Company had 16,100,000 outstanding shares of the Company's common stock.

     On January 17, 2014, Strategic Capital Partners, LLC purchased 14,950,000 shares of common stock from several of the Company's shareholders.

     On February 21, 2014, the Company' board of directors, declared a stock dividend in the amount of four shares of common stock for each issued and outstanding share of common stock.

     On March 20, 2014 Strategic Capital, returned 65,750,000 shares to the Company and on March 20, 2014 Strategic Capital sold 300,000 shares to Mr. Czarkowski.

     As a result of the above, as of March 20, 2014, there were 14,750,000 outstanding shares of the Company's common stock.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 20, 2014

                                 AMERICANN, INC.



                                 By:/s/ Benjamin J. Barton
                                    -----------------------------------------
                                    Benjamin J. Barton, Principal Financial and
                                        Accounting Officer